Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 11 April 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/ Yves Vandenplas

Yves Vandenplas

Bedrijfsrevisor

Sint-Stevens-Woluwe, Belgium

21 December 2012